United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 18, 2018

Date of Report (Date of earliest event reported)

Chardan Healthcare Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware		82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 State St, Fl 21 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-229-7549

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K dated December 13, 2018, Chardan Healthcare Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 7,000,000 units (the “Units”) on December 18, 2018. Each Unit consists of one share of common stock (“Common Stock”) and one warrant (“Public Warrant”) entitling its holder to purchase one-half of a share of common stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $70,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,050,000 additional Units to cover over-allotments, if any.

As of December 18, 2018, a total of $70,000,000 of the net proceeds from the IPO and the private placement consummated simultaneously with the closing of the IPO were deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of December 18, 2018 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated December 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2018

CHARDAN HEALTHCARE ACQUISITION CORP.

By:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	President